As Filed With the Securities and Exchange Commission on March 5, 2007
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  VB TRADE INC.
             (Exact name of registrant as specified in its charter)

         Nevada                          7373                    72-1619357
(State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
inception or organization)    Classification Code Number)    Identification No.)

          #2 Egoz Street, P.O. Box 106, Moshav Beni Zion, Israel, 60910
                          Telephone: +972 (54) 234-6492
   (Address and telephone number of registrant's principal executive offices)

                                Clark Wilson LLP
                              Bernard Pinsky, Esq.
                       Suite 800 - 885 West Georgia Street
                   Vancouver, British Columbia, Canada,V6C 3H1
                            Telephone: (604) 687-5700
                            Facsimile: (604) 687-6314
            (Name, address and telephone number of agent for service)

                           Copy of communications to:
                                Clark Wilson LLP
                              Bernard Pinsky, Esq.
                       Suite 800 - 885 West Georgia Street
                   Vancouver, British Columbia, Canada V6C 3H1
                             Telephone: 604-687-5700

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
Title of each class                            Proposed maximum       Proposed maximum          Amount of
of securities to be        Amount to be         offering price       aggregate offering       registration
   registered               registered            per share              price (US$)             fee(2)
----------------------------------------------------------------------------------------------------------
Common Stock to be
offered for resale by
selling shareholders        789,920(1)             $0.10(2)               $78,992(2)             $8.50
----------------------------------------------------------------------------------------------------------
     Total                                                                                       $8.50
==========================================================================================================

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) Estimated in accordance with Rule 457(g) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS                                      SUBJECT TO COMPLETION_____, 2007


                              [VB TRADE INC. LOGO]

                                  VB TRADE INC.
                              A NEVADA CORPORATION

                 789,920 SHARES OF COMMON STOCK OF VB TRADE INC.

                                   ----------

The prospectus relates to the resale to the public by certain selling shareholders of VB Trade Inc. of up to 789,920 shares of our common stock. The selling security holders will sell at a price of $0.10 per share until a market develops and thereafter at the prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or in the over-the-counter market. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock.

The purchaser in this offering may be receiving an illiquid security.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

The selling shareholders may be deemed to be "underwriters," as such term is defined in the Securities Act.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 2 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   The date of this prospectus is _____, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS

                                                                           PAGE
                                                                          NUMBER
                                                                          ------

PROSPECTUS SUMMARY                                                           1
RISK FACTORS                                                                 2
FORWARD-LOOKING STATEMENTS                                                   8
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE                        8
THE OFFERING                                                                 8
DETERMINATION OF OFFERING PRICE                                              8
USE OF PROCEEDS                                                              8
DIVIDEND POLICY                                                              9
SELLING SHAREHOLDERS                                                         9
PLAN OF DISTRIBUTION                                                        11
TRANSFER AGENT AND REGISTRAR                                                13
LEGAL PROCEEDINGS                                                           13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              15
DESCRIPTION OF SECURITIES                                                   16
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                       16
INTEREST OF NAMED EXPERTS AND COUNSEL                                       16
EXPERTS                                                                     16
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                            17
DESCRIPTION OF PROPERTY                                                     17
DESCRIPTION OF BUSINESS                                                     17
PLAN OF OPERATION                                                           21
APPLICATION OF CRITICAL ACCOUNTING POLICIES                                 23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              24
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                    24
EXECUTIVE COMPENSATION                                                      25
REPORTS TO SHAREHOLDERS                                                     26
WHERE YOU CAN FIND MORE INFORMATION                                         27
FINANCIAL STATEMENTS                                                        28

As used in this prospectus, the terms "we", "us", "our", "VB" and "VB Trade" mean VB Trade Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully. We are a development stage company that has only recently begun operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues in the near future. We may never generate revenues. We have minimal assets and have incurred losses since inception.

                              CORPORATE BACKGROUND

VB Trade, Inc. (formerly known as VB Biotech Laboratories, Inc.) was incorporated under the laws of the State of Nevada on July 6, 2005. We have not generated any revenue to date and are a development stage company. We currently have no employees other than our President and Secretary who are also our only board members. We plan on developing a website that will allow freelance web designers to sell their website designs on our website. We intend to generate revenues by charging a commission of 30% on all products sold on our website. Our goal is to become a "one-stop shopping" venue through which customers and freelance web designers can meet in a mutually beneficial fashion.

Our principal executive office is located at #2 Egoz Street, P.O. Box 106, Moshav Beni Zion, Israel, 60910. Our telephone number is +972 (54) 234-6492. We have secured a domain name - www.vbtrade.com but do not yet have an operating website. We do not have any subsidiaries. The address of our resident agent is Nevada is United Corporate Services, 202, South Minnesota Street, Carson City, Nevada, U.S.A., 89703.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period ended December 31, 2006 our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

                         NUMBER OF SHARES BEING OFFERED

The selling shareholders named in this prospectus are offering for resale up to 789,920 shares of our common stock to the public by means of this prospectus. The 789,920 shares of common stock were issued to the selling shareholders in private placement transactions pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S. The number of shares being offered represents approximately 13.6% of our issued and outstanding shares as of February 26, 2007. All of the stock owned by the selling shareholders will be registered by the registration statement of which this prospectus forms a part. The selling shareholders may sell some or all of their shares immediately after they are registered. However, the selling shareholders do not intend to sell their shares before the shares of our common stock are quoted on the Over-the-Counter Bulletin Board. Until our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling shareholders may from time to time sell their shares, at the registered price of $0.10, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

We intend to qualify our shares for quotation on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board following the declaration of effectiveness of this registration statement. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or, if traded, that a public market will materialize.

                     NUMBER OF SHARES ISSUED AND OUTSTANDING

There were 5,789,921 shares of our common stock issued and outstanding as at February 26, 2007.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders.

                            SUMMARY OF FINANCIAL DATA

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements from July 6th 2005 (date of inception) to December 31, 2006, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Plan of Operation" beginning on page 23 of this prospectus.

                                                            From July 6th 2005
                                                          (date of inception) to
                                                             December 31, 2006
                                                             -----------------

     Revenue                                                    $        0

     Net Loss for the Period                                    $   25,478

                                                                  As at
                                                             December 31, 2006
                                                             -----------------

     Working Capital                                            $   66,194

     Total Assets                                               $   66,194

     Total Number of Issued Shares of Common Stock               5,789,921

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

1. WE ARE A DEVELOPMENT STAGE COMPANY AND MAY NEVER BE ABLE TO EXECUTE OUR BUSINESS PLAN.

We were incorporated on July 6th 2005. We have never had any products, customers or revenues. Although we have begun initial planning for the development of our web designer's platform, we may not be able to execute our business plan unless and until we are successful in raising funds in this offering.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

2. WE EXPECT OUR LOSSES TO CONTINUE IN THE FUTURE AND AS A RESULT, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS. UNLESS WE ARE ABLE TO GENERATE REVENUE AND MAKE A PROFIT, OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As we have never had any revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and the marketing of our services. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations and as a result our stockholders may lose their entire investment in us.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3. IF OUR BUSINESS PLANS ARE NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Notes to Financial Statements included in this registration statement, at December 31st 2006 we had working capital of approximately $66,194 and a stockholder's equity of approximately $58,515. In addition, we had a net loss of approximately $25,478 for the period July 6th 2005 (inception) to December 31st 2006. On June 30th, 2006, we entered into loan arrangements with Mr. Ray Primack, a Director, who loaned the Company $7,680. The loan bears no interest and is payable on demand, not earlier than 24 months as witnessed by the promissory note dated August 15th 2006. Notwithstanding the above, our financial condition raises substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period July 6th, 2005 (inception) to December 31, 2006. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in our company.

4. WE HAVE NEVER GENERATED ANY REVENUE FROM OUR BUSINESS AND WE WILL NEED TO RAISE FUNDS IN THE NEAR FUTURE. IF WE ARE NOT ABLE TO OBTAIN FUTURE FINANCING WHEN REQUIRED, WE MIGHT BE FORCED TO DISCONTINUE OUR BUSINESS.

Because we have not generated any revenue from our business and we cannot anticipate when we will be able to generate revenue from our business, we will need to raise additional funds for the future development of our business and to respond to unanticipated requirements or expenses.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern, a fact that may discourage potential investors.

As a result, we may not be able to obtain additional necessary funding. Although we currently have approximately $66,000 in working capital, we anticipate incurring costs of approximately $74,609 within the next 12 months. We will need to raise additional funds if we do not generate any revenues within the next 12 months. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing if required. The most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business, which might result in the loss of some or all of your investment in our common stock. There can be no assurance that additional financing will be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this prospectus. Without additional funding, we may not commence our planned business operations.

5. WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $25,478 for the period from July 6th 2005 (inception) to December 31, 2006. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

6. WE WILL BE HEAVILY DEPENDENT ON CONTRACTING WITH THIRD PARTIES FIRM(S) TO DEVELOP AND MAINTAIN OUR WEBSITE FOR US. IF WE ARE UNABLE TO LOCATE, HIRE AND RETAIN THESE FIRM(S), OUR BUSINESS WILL FAIL.

We intend to hire a website development firm(s) to develop and maintain our website. We budgeted $10,000 for this purpose. Should we be unable to contract qualified third parties firm(s) to develop and maintain our website because we can't find them, can't attract them to our company or can't afford them, we will never become profitable and our business will fail.

7. WE WILL BE HEAVILY DEPENDANT ON ATTRACTING FREELANCE WEB DESIGNERS. FAILURE TO ATTRACT AND RETAIN FREELANCE WEB DESIGNERS COULD ADVERSELY AFFECT OUR BUSINESS AND MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS, WHICH COULD CAUSE INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

While we do not yet have any freelance web designers, our success will depend on our ability to attract and retain experienced web designers. We have established a marketing budget of $5,000 to be used for focused advertising on websites that target freelance web designers such as www.ifreelance.com and www.GetaFreelancer.com. In addition, we will have a permanent display advertisement on our website in order to recruit potential web designers. If we are not successful in attracting freelance web designers to our website, our business will fail and cause our investors to lose their entire investment.

8. WE MAY NOT BE ABLE TO COMPETE WITH CURRENT AND POTENTIAL WEB DESIGN COMPANIES, SOME OF WHOM HAVE GREATER RESOURCES AND MORE EXPERIENCE THAN WE DO. IF WE CANNOT COMPETE, WE WILL FAIL TO MAINTAIN OR EXPAND OUR BUSINESS AND WE MAY NEVER BE ABLE TO DEVELOP CLIENTS FOR OUR PRODUCTS AND SERVICES. THIS WILL LIKELY RESULT IN OUR GOING OUT OF BUSINESS AND INVESTORS LOSING THEIR ENTIRE INVESTMENT IN OUR COMPANY.

The web design industry is extremely competitive. We do not currently have the resources to compete with our existing competitors. We will compete with many website design companies, which have significantly greater personnel, financial, managerial, and technical resources than we do. Competition from other companies with greater resources and reputations such as Template Monster (www.templatemonster.com) and Templates Box (www.templatesbox.com) may result in our failure to maintain or expand our business as we may never be able to develop clients for our products and services, which may result in investors losing their entire investment.

9. OUR EXECUTIVE OFFICERS HAVE NO EXPERIENCE OR TECHNICAL TRAINING IN THE DEVELOPMENT, MAINTENANCE AND MARKETING OF INTERNET WEBSITES OR IN OPERATING BUSINESSES THAT SELL PRODUCTS OR SERVICES OVER THE INTERNET. THIS COULD CAUSE THEM TO MAKE INEXPERIENCED OR UNINFORMED DECISIONS THAT HAVE BAD RESULTS FOR OUR COMPANY. AS A RESULT, OUR OPERATIONS COULD SUFFER IRREPARABLE HARM AND MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS, WHICH COULD CAUSE INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

Avi Friedman, our President and director and Ray Primack, our Secretary and director, have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that sell products or services over the internet. Due to their lack of experience and knowledge in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business. Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

10. FUTURE LEGISLATION OR REGULATION OF THE INTERNET AND / OR INTERNET COMMERCE SERVICES COULD RESTRICT OUR BUSINESS, PREVENT US FROM OFFERING SERVICE OR INCREASE OUR COST OF DOING BUSINESS, WHICH COULD RESULT IN A LOSS OF REVENUE.

At present there are few laws, regulations or rulings that specifically address access to or commerce on the internet. We are unable to predict the impact, if any, that future legislation, legal decisions or regulations concerning the internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet commerce, imposing tariffs or regulations based on encryption concerns or the characteristics and quality of products and services. Any such regulation could restrict our business or increase our cost of doing business and consequently a loss of future revenue.

                          RISKS RELATED TO OUR COMPANY

11. WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. THESE FACTORS RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. IF WE CANNOT GENERATE SUFFICIENT REVENUE TO OPERATE PROFITABLY, WE WILL LIKELY SUSPEND OR CEASE OPERATIONS AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT IN OUR COMPANY.

We have not yet commenced our operations in our current business plan and also have no history of operations from any previous business plan. We have no performance or results that investors can use to evaluate our company. We have not generated any revenues since our incorporation and we will continue to incur operating expenses without revenues until our website is fully operational and we have gained a substantial number of customers;. Our net loss from July 6, 2005 (date of inception) to December 31, 2006 was $25,478. We had cash in the amount of $67,093 as of December 31, 2006. We currently do not have any operations and we have no income. We estimate our average monthly operating expenses to be approximately $6,000 each month. We cannot provide assurances that we will be able to successfully carry out our business plan. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on our audited financial statements, dated January 12, 2007. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

12. WE DEPEND HEAVILY ON MR. AVI FRIEDMAN AND MR. RAY PRIMACK. THE LOSS OF EITHER PERSON WILL HAVE A SUBSTANTIAL NEGATIVE EFFECT ON OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

We depend entirely on Mr. Friedman and Mr Primack for all of our operations. The loss of either person will have a substantial negative effect on the company and may cause our business to fail. Our officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not have any employment agreements or maintain key person life insurance policies on our officers. If our officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

13. OUR FUTURE IS DEPENDENT UPON OUR ABILITY TO OBTAIN FINANCING. IF WE DO NOT OBTAIN SUCH FINANCING, WE MAY HAVE TO CEASE OUR BUSINESS OPERATIONS.

There are no assurances that we will operate profitably or will generate positive cash flow in the future. We will require additional financing in order to proceed with our business plan. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. If we cannot obtain further financing, we will be forced to go out of business.

14. BECAUSE OUR EXECUTIVE OFFICERS CONTROL A LARGE PERCENTAGE OF OUR COMMON STOCK, THEY HAVE THE ABILITY TO INFLUENCE MATTERS AFFECTING OUR SHAREHOLDERS. INVESTORS WILL HAVE NO SAY.

Our executive officers, in the aggregate, beneficially own approximately 86.3% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Investors will have no say.

15. BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS LIVE OUTSIDE OF THE UNITED STATES, YOU MAY HAVE NO EFFECTIVE RECOURSE AGAINST THEM FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENT AND CIVIL LIABILITIES AGAINST THEM. INVESTORS MAY NOT BE ABLE TO RECEIVE COMPENSATION FOR DAMAGES TO THE VALUE OF THEIR INVESTMENT CAUSED BY WRONGFUL ACTIONS BY OUR DIRECTORS AND OFFICERS.

Both of our directors and officers live outside of the United States. Avi Friedman, our President and a director is a national and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. Ray Primack, our Secretary and director is a national and a resident of Canada, and all or a substantial portion of his assets are located outside of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

16. BECAUSE WE HAVE TWO DIRECTORS, DEADLOCKS MAY OCCUR IN OUR BOARD'S DECISION-MAKING PROCESS, WHICH MAY DELAY OR PREVENT CRITICAL DECISIONS FROM BEING MADE.

Since we currently only have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

17. BECAUSE OUR EXECUTIVE OFFICERS ARE EMPLOYED ELSEWHERE OR ARE SEMI-RETIRED, THEY WILL BE UNABLE TO DEVOTE THEIR SERVICES TO OUR COMPANY ON A FULL TIME BASIS AND THE PERFORMANCE OF OUR BUSINESS MAY SUFFER, OUR BUSINESS COULD FAIL AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT. .

Avi Friedman, our President and director is employed elsewhere and he will be unable to devote his services to our company on a full time basis. Avi Friedman currently devotes approximately 10 to 20 hours a week to our company. Ray Primack, our Secretary and a director, is semi-retired and currently devotes 10 to 20 hours a week to our company. As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

                     RISKS ASSOCIATED WITH OUR COMMON STOCK

18. BECAUSE WE CAN ISSUE ADDITIONAL COMMON SHARES, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 100,000,000 common shares, of which 5,789,921 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience dilution in their ownership of our company in the future.

19. THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES AND MAY LOSE THEIR ENTIRE INVESTMENT.

There is not currently, and there has never been, a public trading market for our common stock and such a market may never be developed or be sustained. Therefore, there is no central place, such as stock exchange or electronic trading system, for our investors to resell their shares. If our investors do want to resell their shares, they will have to locate buyers and negotiate their own sales. We intend to apply to have our common stock quoted on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board following the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will ever be quoted on the Over-the-Counter Bulletin Board or that, if it does become quoted, a public market will materialize. If our common stock does not become quoted on the Over-the-Counter Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and they may lose all of their investment. If our common stock does become quoted on the Over-the-Counter Bulletin Board, the trading of our common stock may be sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, investors may have difficulty reselling any shares they purchase from the selling shareholders.

20. WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF STOCK OF OUR COMPANY AND THERE WILL BE FEWER WAYS FOR INVESTORS TO MAKE A GAIN ON ANY INVESTMENT IN OUR COMPANY.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

21. OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

22. NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker or dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, brokers or dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for brokers or dealers to recommend that their customers buy our common stock, which may prevent you from reselling your shares and may cause the price of the shares to decline.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will" ,"intend" "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning on page 3, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                  THE OFFERING

The prospectus relates to the resale by certain selling shareholders of VB Trade Inc. in connection with the resale of up to 789,920 shares of our common stock that were acquired by the selling stockholders in a private placement transaction on October 30, 2006. The number of shares being offered represents approximately 13.6% of our issued and outstanding shares as of February 26, 2007.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholder.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders may sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the Over-the-Counter Bulletin Board, or listed for trading or quoted on any public market and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The offering price of $0.10 per share has been set arbitrarily by our directors and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                                 USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

                                 DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

To the extent that we require additional funding our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price, which may never happen.

                              SELLING SHAREHOLDERS

The selling shareholders may offer and sell, from time to time, any or all of our common stock issued to them. Because the selling shareholders may offer all or only some portion of the 789,920 shares of common stock to be registered, no exact number can be given as to the amount or percentage of the shares of common stock that will be held by the selling shareholders upon termination of the offering. We can only make estimates and assumptions. The table found below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of February 26, 2007 and the number of shares of common stock covered by this prospectus. The number of shares listed in the category entitled "Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding" represent an estimate of the number of shares of common stock that will be held by the selling shareholders after the offering. To arrive at this estimate, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.

Other than the relationships described in the table and footnotes, none of the selling shareholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer. Each shareholder is an adult.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                                                           Number of Shares Owned
                                                        Total Shares    by Selling Shareholder After
         Name of Selling                Common             to be        Offering and Percent of Total
   Shareholder and Position,        Shares owned by      Registered       Issued and Outstanding(2)
     Office or Material               the Selling        Pursuant to       # of               % of
Relationship with VB Trade Inc.      Shareholder(1)    this Offering     Shares(3)           Class(3)
-------------------------------      --------------    -------------     ---------           --------
Vimal Bhatia                            10,000             10,000            0                  0
Jilla Geranpay                          10,000             10,000            0                  0
Shelina Harji                           10,000             10,000            0                  0
Mohamed Hasham                          10,000             10,000            0                  0
Peyman Hemati                           10,000             10,000            0                  0
Adil Hussein                            10,000             10,000            0                  0
Mohamad Jamal(4)(6)                     10,000             10,000            0                  0
Rubina Jamal(4)                         10,000             10,000            0                  0
Sikander Jamal(5)(6)                    10,000             10,000            0                  0
Yasmin Jamal(5)(6)                      10,000             10,000            0                  0
Minaz Kassam(7)                         10,000             10,000            0                  0
Semin Kassam(7)                         10,000             10,000            0                  0
Shafiq Kara                             10,000             10,000            0                  0
Khairunissa Kanji(8)                    10,000             10,000            0                  0
Shiraz Kanji(8)                         10,000             10,000            0                  0
Sheila Khajuria                         10,000             10,000            0                  0
Gil Cohen                                9,920              9,920            0                  0

                                                                           Number of Shares Owned
                                                        Total Shares    by Selling Shareholder After
         Name of Selling                Common             to be        Offering and Percent of Total
   Shareholder and Position,        Shares owned by      Registered       Issued and Outstanding(2)
     Office or Material               the Selling        Pursuant to       # of               % of
Relationship with VB Trade Inc.      Shareholder(1)    this Offering     Shares(3)           Class(3)
-------------------------------      --------------    -------------     ---------           --------
Mobeen Ladak(9)                         10,000             10,000            0                  0
Selina Ladak(9)                         10,000             10,000            0                  0
Aleem Manji(10)(12)                     10,000             10,000            0                  0
Aleesha Manji(10)(12)                   10,000             10,000            0                  0
Salim Manji(11)(12)                     10,000             10,000            0                  0
Yazmin Manji(11)(12)                    10,000             10,000            0                  0
Kouros Mohammadi                        10,000             10,000            0                  0
Sharon Noyman(13)                        2,000              2,000            0                  0
Yafa Noyman(13)                          2,000              2,000            0                  0
Maria Lovellee Rahmani(14)              10,000             10,000            0                  0
Siavosh Rahmani(14)                     10,000             10,000            0                  0
Khosrow Rahmani(15)                     10,000             10,000            0                  0
Sharon Rawly                            10,000             10,000            0                  0
Alkarim Remtulla                        10,000             10,000            0                  0
Mehboob Saleh(16)                       10,000             10,000            0                  0
Rozmin Saleh(16)                        10,000             10,000            0                  0
Anver Shariff                           10,000             10,000            0                  0
Amin Shivji(17)                        200,000            200,000            0                  0
Sadrudin J.Shivji(17)                  200,000            200,000            0                  0
Frank Tzipy                              2,000              2,000            0                  0
Alladin Versi(18)                       10,000             10,000            0                  0
Nurunnisha Versi(18)                    10,000             10,000            0                  0
KarimVersi(19)                          10,000             10,000            0                  0
Majeed Velji(20)                        10,000             10,000            0                  0
Paryez Velji(20)                        10,000             10,000            0                  0
Ishay Weinrich                           2,000              2,000            0                  0
Faye Lan Yee                            10,000             10,000            0                  0
Dalia Ben-Zvi                            2,000              2,000            0                  0
TOTAL                                  789,920            789,920

----------
(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)  Based on 5,789,921 shares outstanding as of February 26, 2007.

(3) To arrive at these estimates, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.

(4)  Mohamad Jamal and Rubina Jamal are husband and wife.

(5)  Sikander Jamal and Yasmin Jamal are husband and wife.

(6)  Sikander Jamal and Yasmin Jamal are the parents of Mohamed Jamal

(7)  Minaz Kassam and Semin Kassam are husband and wife.

(8)  Khairunissa Kanji and Shiraz Kanji are husband and wife.

(9)  Mobeen Ladak and Selina Ladak are husband and wife.

(10) Aleem Manji and Aleesha Manji are brother and sister.

(11) Salim Manji and Yazmin Manji are husband and wife.

(12) Salim Manji and Yazmin Manji are the parents of Aleen Manji and Aleesha Manji.

(13) Sharon Noyman and Yafa Noyman are husband and wife.

(14) Maria Lovellee Rahmani and Siavosh Rahmani are husband and wife.

(15) Khosrow Rahmani is not related to Maria Lovellee Rahmani or Siavosh
     Rahmani.

(16) Mehboob Saleh and Rozmin Saleh are husband and wife.

(17) Sadrudin J. Shivji is the father of Amin Shivji.

(18) Alladin Versi and Nurunnisha Versi are husband and wife.

(19) Karim Versi is not related to Alladin Versi or Nurunnisha Versi.

(20) Majeed Velji and Paryez Velji are brothers.

                              PLAN OF DISTRIBUTION

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock.

Further, even assuming we do locate such a market maker, it could take several months before the market maker's listing application for our shares is approved.

All of the stock owned by the selling shareholders will be registered by the registration statement of which this prospectus is a part. The selling shareholders may sell some or all of their shares immediately after the declaration of effectiveness of this registration statement. However, the selling shareholders do not intend to sell their shares before the shares of our common stock are quoted on the Over-the-Counter Bulletin Board. Until our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling shareholders may from time to time sell their shares, at the registered price of $0.10, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

After our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling shareholders may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     *    ordinary brokers transactions, which may include long or short sales,
     * transactions involving cross or block trades on any securities or market where our common stock is trading,
     * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     *    any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling shareholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. The amount of such compensation cannot be estimated at this time. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

If necessary due to a transfer of shares from the persons listed in this registration statement as selling shareholders to a third party, we will file a supplement to this prospectus pursuant to Rule 424(b) of Regulation C.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this registration statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $40,000.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5. We have informed the selling shareholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling shareholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Although we are not presently qualified for public quotation, we intend to qualify our shares for quotation on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board following the declaration of effectiveness of this prospectus. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or, if traded, that a public market will materialise.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Holladay Stock Transfer Inc. Their address is 2939 North 67th Place, Scottsdale, Arizona, U.S.A., 85251. Their telephone number is (480) 481-3940.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, Officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                    Position Held with                      Date First Elected
   Name                the Company                Age          or Appointed
   ----                -----------                ---          ------------
Avi Friedman       President and director         56           June 30, 2006

Ray Primack        Secretary and director         57           June 30, 2006

BUSINESS EXPERIENCE:

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

AVI FRIEDMAN

Avi Friedman was appointed as our President and a director of our company on June 30, 2006.

EDUCATION:

Avi Friedman obtained a B.A. from the University of Tel-Aviv in 1974, an M.B.A. from the University of Maryland in 1978 and an M.B.A. from Southeastern University in 1980.

CURRENT POSITIONS:

Avi Friedman currently devotes approximately 10 to 20 hours a week providing services to our company, which represents approximately 25-50% of his working hours. He spends the remainder of his working hours as an independent real estate agent, in which he spends working approximately 5 to 15 hours a week. Avi Friedman has not previously served as a director or executive officer for any other public companies.

PAST POSITIONS:

Avi Friedman has worked as a real estate agent and as a consultant to several start up companies over the past 5 years. He has also served as the CEO of a marketing company, which marketed agricultural equipment and produce. Avi Friedman also served as the General Manager of the Planning Department for the city of Ramala, Israel.

RAY PRIMACK

Ray Primack was appointed as our Secretary and a director of our company on June 30, 2006.

EDUCATION:

Ray Primack obtained a Radio Technician Diploma from John Orr Technical College in 1968, was a South African Defence Force Signal Corps Radio Technician and successfully completed an apprenticeship as a Radio Communication Technician in 1974.

CURRENT POSITIONS:

Ray Primack is currently semi-retired and devotes approximately 20 to 30 hours a week providing services to our company, which represents approximately 100% of his working hours. Ray Primack has not previously served as a director or executive officer for any other public companies.

PAST POSITIONS:

Ray Primack worked for Telelink Paging Network Inc., a private company, from April 1998 to December 2003, as the company's President. From 2004 to 2006 he did not hold a position with any company.

FAMILY RELATIONSHIPS:

There are no family relationships among our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officer and control person have not been involved in any of the following events during the past five years:

     1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences');

     3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES OF THE BOARD:

All proceedings of the board of directors for the year ended December 31, 2006 were conducted by resolutions consented to in writing by board of directors and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our sole director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The sole director on the board of directors, as the case may be, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Avi Friedman, at the address appearing on the first page of this prospectus.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analysing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the sole director. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 26, 2007 certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current sole director and executive officer. The shareholder has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

 Name and Address                                        Amount and Nature of
of Beneficial Owner                Title of Class(1)     Beneficial Ownership       Percent of Class(2)
-------------------                -----------------     --------------------       -------------------
Avi Friedman
#2 Egoz Street, P.O. Box
106,Moshav Beni Zion, Israel,
60910                                Common Shares            2,500,000                  43.18%

Ray Primack
506-5770 Oak Street, Vancouver,
British Columbia, Canada, V6M
4M5                                  Common Shares            2,500,000                  43.18%

Directors and Officers as a group    Common Shares            5,000,000                  86.35%

----------
(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)  Based on 5,789,921 shares issued and outstanding as of February 26, 2007.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 100,000,000 common shares with a par value of $0.0001. As of February 26, 2007 there were 5,789,921 common shares issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our sole director out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our sole director is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our sole director and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001. As of February 26, 2007 there were 0 preferred shares issued and outstanding

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Moore & Associates Chartered to audit our financial statements for the year ended December 31, 2006. There has been no change in the accountants and no disagreements with Moore & Associates Chartered, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

The financial statements of VB Trade included in this registration statement have been audited by Moore & Associates Chartered, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of 800-885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or executive officers of our company for any duties or obligations arising out of any acts or conduct of the executive officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                             DESCRIPTION OF PROPERTY

Our executive and head office is located at #2 Egoz Street, P.O. Box 106, Moshav Beni Zion, 60910, Israel. The office facility, which is approximately 300 square feet in size, is provided to us free of charge by Avi Friedman, our President and a director. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future. When and if we require additional space, we intend to move at that time.

                             DESCRIPTION OF BUSINESS

CORPORATE OVERVIEW

We were incorporated under the laws of the state of Nevada on July 6, 2005 under the name VB Biotech Laboratories, Inc. In July, 2006, we changed our company name to VB Trade, Inc. VB Trade has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since becoming incorporated, VB Trade has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. VB Trade is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

We are a development stage company. We have not generated any revenue to date and our operations have been limited to organizational, start-up, and fund raising activities. We currently have no employees other than our officers, who are also our directors. Our initial board of directors consisted of two members, Dr. Yosef Avi-Gay and Mr. Shlomo Wachtel, who also respectively served as our president and secretary. On June 30, 2006, Dr. Avi-Gay and Mr. Wachtel resigned from all their positions as officers and directors of the Company and Mr. Avi Friedman and Mr. Ray Primack were elected as new directors and respectively, as president and secretary of the Company to serve until their successors are elected and qualified.

Neither VB Trade nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We are planning to focus our operations on the development and marketing of an internet website to sell unique website's design, corporate logos and web banners from a variety of freelance designers. Our target market is individuals and corporations who need unique designs for their online business. We do not currently have a website. Our proposed website is under development, and we expect it to be operational in its basic form by January 2008.

OBJECTIVES

Our objective is to develop a website through which freelance web designers can list and sell their products. By providing the "back office" facilities to the freelance web designers we relieve them of the burden associated with the construction, operation and maintenance of an eCommerce web site. This burden includes payment processing, order processing, customer service and the marketing of their products. Our service will allow them to concentrate their efforts on their artistic and creative talents.

We plan to enter into agreements with a number of different freelance web designers and we intend to retain a commission of 30% on all sales made on our website. At present we do not intend to have a negotiable rate of commission. We will account for all sales transactions attributed to the freelance web designer on a monthly basis and forward any amount owing to the freelance web designers by the 10th of the following month.

We intend to target a range of potential customers including individuals, small businesses and large corporations, primarily in the United States but also all over the world, who require high quality, easy to use, functional and cost effective web designs.

When our website becomes fully operational, a customer will be able to browse through our product offering and filter the display according to their specific requirements. For example a customer may search by category, style, cost and author. When a customer finds a suitable website design, they will be able to click the "add to shopping cart" link near the design. When the customer has completed their order they will be prompted by an information form asking for their payment details, along with their contact information, including address, telephone number, and email address. When we receive confirmation that payment has been authorized, we will send the customer a link by email. The customer will be able to download their purchase by double-clicking on the link. This is an automated process of payment authorization and product delivery as well as a notification to the freelance website designer. Any post-sale customization of the purchased product required by the customer is handled directly between the freelance designer and the customer.

OUR PRODUCTS

We plan to sell website designs, corporate logos and website banners on our website. We refer to these products as website designs.

WEBSITE DESIGN - A website template is a pre-designed, semi-finished web page. We plan to sell a wide selection of website templates in a variety of different formats and styles.

CORPORATE LOGOS - A corporate logo is a name, illustration, or trademark that gives a company its unique visual identity. We plan on selling a wide selection of corporate logos on our website in a variety of formats and styles.

WEBSITE BANNERS - A website banner is an advertisement that is placed on a website. A website banner is an effective tool, which draws traffic to a business' website. We plan on selling a wide selection of website banners on our website, in a variety of different formats and styles.

PRICING

Pricing will be set by each individual freelance designer however, we will establish a minimum price for each product and the freelance designer will be set their price accordingly. We will generate a 30% commission on all designs sold on our website.

OUR MINIMUMS ARE AS FOLLOWS:

WEBSITE DESIGN
     *    from $400

CORPORATE LOGO
     *    from $100

WEBSITE BANNER
     *    from $100

MARKETING STRATEGY

We initially plan to market our website to freelance web designers and later to the end-users customers. In order to gain a freelance web designer base we will place advertisements on website that target freelance web designer, we have established budget of $5,000 to this purpose. In addition our directors will attempt to establish reciprocal arrangements with other related internet sites, where we each display the other's website link. The purpose of this "cross pollination" arrangement is to encourage potential freelance web designers to visit our website at no cost to us.

After attracting a number of different freelance web designers to our website we will start with our marketing plan for the end-users customers. We have established a budget of $5,000 to this purpose. We will be using a variety of different marketing initiatives, as listed below:

     *    search engine promotion
     *    On-line press releases (no cost to us)
     *    Reciprocal arrangements with other website to place advertisements.

We recognize that our current management and Board of Directors might not have sufficient marketing experience and it is our intention to seek consulting firms that specialize in this area. We have established a budget of $10,000 for the consulting firms.

COMPETITION

Competition within the web design industry is intense. Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do. We face competition from companies who sell website designs over the internet, such as Template Monster, Template Box, A Template, The Template Store and City Max. We face competition from companies who sell "do-it-yourself" web design software, such as Web Studio and Banner Maker Pro. We face competition from companies who offer free website design building tools with the purchase of web hosting services, such as Yahoo (www.yahoo.com) and Geocities (http://www.geocities.com). Finally, we face competition from numerous freelance web designers and web design studios across North America, Europe and Asia.

We seek to differentiate ourselves by providing our customers with high quality, easy to use, functional and cost effective website designs. On an ongoing basis, we will seek additional freelance web designers thus ensuring fresh ideas and original content to add to our portfolio.

INDUSTRY BACKGROUND

How many web sites exist? Since no one is in charge of the World Wide Web, the question is difficult to answer precisely. After all, there is no one central "server" that runs all of the web sites in the world. According to CNN and Netcraft , an Internet monitoring company that has tracked Web growth since 1995:

"There are now 100 million Web sites with domain names and content on them," said Netcraft's Rich Miller.

"Within that, there are some that are busy and updated more often, and that represents the active sites, which are at about 47 or 48 million," he said.

Netcraft uses the domain name system to identify Web sites, check how many of them are in a particular location, such as what operating system and Web server software they're running, and then publishes its information in a monthly report.

There were just 18,000 Web sites when Netcraft, based in Bath, England, began keeping track in August of 1995. It took until May of 2004 to reach the 50 million milestone; then only 30 more months to hit 100 million, late in the month of October 2006.

Netcraft says: "the United States, Germany, China, South Korea and Japan show the greatest Web site growing spurts."

SOURCE
http://edition.cnn.com/2006/TECH/internet/11/01/100millionwebsites/index.html

GROWTH OF ELECTRONIC COMMERCE

According to a report by Forrester Research, two trends will set the pace for the next five years.

     *    A growing and maturing shopper base:
          Roughly 5 million new US households will shop online in each of the next five years creating a total of 63 million US on-line shopping households in 2008.

     *    Retail site improvements:
          As retailers invest in site design and usability testing, on-line shopping continues to evolve - from an experience resembling a trip to a bare-bones mall to one more akin to the Miracle Mile.

Source:  Forrester Research,(C)2003, Forrester Research, Inc.

Given the preceding global Internet user and online commerce trends, we believe there is a significant, long-term opportunity to capture a market share of new and existing website design purchases.

RESEARCH AND DEVELOPMENT

We purchased an industry report ($195) from Forrestor Research Inc. The research report discusses the e-commerce industry in the United States. Other than that, we have not conducted any other research and development.

INTELLECTUAL PROPERTY

We do not own any patents, trademarks or any other intellectual property.

EMPLOYEES

Currently our only employees are Avi Friedman, our President and director and Ray Primack, our Secretary and director. Avi Friedman intends to devote approximately 10 to 20 hours per week to our company. Ray Primack intends to devote approximately 10 to 20 hours per week to our company. Currently our only employees are our directors and executive officers on a voluntary basis. We do not expect any other material changes in the number of employees.

                                PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 2 of this registration statement.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

OVERVIEW

We are a development stage company. We plan on developing a website that will allow freelance web designers to list and sell their website designs on our website. We intend to generate revenues by charging a commission of 30% on all products sold on our website. Our activities have been limited to organization, raising capital, and the development of our business plan.

In the opinion of our management, the trend over the past few years has been for individuals to create personalized web sites for themselves and their families. The growing recent trend is to have an on-line journal that is frequently updated and intended for general public consumption ("a blog"). We believe that in the near future the number of individuals with personal web sites will increase exponentially. This growth is in addition to the expected corporate web site growth.

Over the next twelve months, we intend to focus on developing our proposed website and initiating our efforts to market our website to freelance web designers who would be interested in listing and selling their products on our website to end-users. We expect to complete the development of our proposed website by September 2007. We anticipate that the website development costs will approach $20,000. We anticipate that our website will be fully operational by the September 2007 to the freelance web designers only and then by the January 2008 to the end-users. We anticipate achieving revenue by first fiscal quarter of 2008.

Our business objectives are:

     * To develop a well rounded, functional and user-friendly website on which freelance web designers can list and sell their products.
     * To establish our brand as a one stop shop for the purchase of unique web designs.
     * To execute our marketing plan both to freelance web designers and end-users.

Our goals over the 12 months ended February 2008 are:

     * To have agreements with 50 freelance web designers to list and sell their products on our website.
     *    To drive traffic to our website and achieve 500 visitors per day.
     *    To achieve revenue by the first fiscal quarter of 2008
     *    Achieve break even operations over the next 12 to 18 months.

During the first stages of VB Trade's growth, our officers and directors will provide all the labour required to execute our business plan at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for all labour required to develop and market our website for at least the first year of operations. At this time, management has no intention of hiring any employees during the first year of operations. Due to our limited financial resources, each of the management team will dedicate approximately 10 - 20 hours a week in order to carry out operations.

ACTIVITIES TO DATE

We have secured the domain name "www.vbtrade.com" and a web hosting package from Yahoo at a cost of $400 annually. We purchased an industry research report from Forrester Research, Inc. that discusses the US eCommerce overview from 2003 to 2008 as part of our online website design research at the cost of $195. We paid our initial legal and accounting fees with respect to this offering in the amount of $20,600.

EXPENDITURES

In our management's opinion, we will incur the following expenses to fund our plan of operation over the next twelve months:

     Purchase of office and equipment supplies                          $ 2,600

     Website development consultant and development of website          $20,000

     Web site hosting                                                   $   400

     Marketing our service to freelance web designers                   $ 5,000

     Marketing and promotion program to end-users                       $15,000

     Legal & Accounting *                                               $19,409

     Transfer agent fees                                                $ 1,600

     Working capital                                                    $10,000

     Total                                                              $74,009

----------
*    Total expenses of approximately $40,008.50 of which we prepaid $20,600.

These expenditures are described in detail in "Milestones".

MILESTONES

The following is a chronological itemization of the milestones that we hope to achieve over the next 12 months ended February 2008. We are currently in the first period of the milestones noted below.

1. ORGANIZATION: JANUARY - MARCH 2007

During the first 3 months we will be focusing on organization which will include the purchase of necessary office equipment and supplies to complete our office. We are budgeting $2,600 for these initial start-up costs. We will start the process of choosing third party firm(s) to develop our purposed website. We will approach several firms to select one to develop our website.

2. WEBSITE DEVELOPMENT:  APRIL - SEPTEMBER 2007

We expect the website development process to take up to 3 months plus an additional 3 months of testing and debugging at a cost of $20,000.

3. GETTING FREELANCER WEB DESIGNERS ON BOARD: SEPTEMBER - DECEMBER 2007

We will market our website services to freelance web designers initially by placing advertisements on websites that target freelance web designers. Such as Get a Freelancer (www.getafreelancer.com) and iFreelance (www.ifreelance.com) we have established budget of $5,000 to this purpose. We will also try to establish reciprocal arrangements with other related internet sites, where we each display the other's website link. The purpose of this "cross pollination" arrangement is to encourage potential freelance web designers to visit (and hopefully sign-up on) our website at no cost to us.

4. MARKETING TO END-USERS CUSTOMERS: JANUARY - MARCH 2008

We will utilize a variety of marketing tools. These may include various methods of Internet marketing, such as email campaigns and reciprocal arrangements with related internet sites. We do not currently have specific arrangements for any of the foregoing. We have established a budget of $5,000 to this purpose.

We recognize that our current management and Board of Directors do not have sufficient marketing experience to create and execute an effective marketing plan. Accordingly, it is our intention to seek out consulting firms that specialize in this area. We have established a budget of $10,000 for the consulting firms.

LIQUIDITY AND CAPITAL RESOURCES

We have raised $5,000 from the sale of stock to our officer and directors and $79,920 through a private placement to 45 non-affiliated investors. As of December 31, 2006 we had $7,680 in current liabilities. Our financial statements report a net loss of $25,478 for the period from July 6, 2005 (date of inception) to December 31, 2006. Our net loss is primarily due to $4,128 on general and administrative fees and $20,600 on professional fees. On December 31, 2006 we had a working capital of approximately $66,000.

In the opinion of our management, funds currently available will not satisfy our working capital requirements up to February 28th, 2008. Estimated funding required during the twelve month period ending February 28th, 2008 is $74,609. Given our current cash position of 66,000 this leaves us with a shortfall of $8,609.

Since July 6th 2005 (inception) to December 31, 2006 we sold 5,786,920 shares.

We have no income from operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website costs greater than we have budgeted for. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon obtaining further financing, the successful development of our website, attracting free lance website designers to sell their website designs on our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not expect to purchase any significant equipment over the twelve months.

EMPLOYEES

Currently our only employees are our directors and officers. We do not expect any other material changes in the number of employees over the next 12 months.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                   APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

GOING CONCERN BASIS

The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, executive officers, five percent beneficial share holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

     * On July 7, 2005, we issued a promissory note to Yossef Av-Gay, our former President and a director, for payment of $750 without interest. In August, 2006 the promissory note was repaid in full.
     * On July 1, 2006 we issued 2,500,000 shares of our common stock to Avi Friedman, our president and a director, in consideration for the payment of an aggregate $2,500.
     * On July 1, 2006 we issued 2,500,000 shares of our common stock to Ray Primack, our secretary and a director, in consideration for the payment of an aggregate $2,500.
     * On August 15, 2006 Ray Primack, our secretary and director, loaned the Company $7,680. The loan bears no interest and is payable on demand, not earlier than 24 months as witnessed by the promissory note dated August 15th 2006.

The promoters of our company are Avi Friedman, our President and director and Ray Primack, our Secretary and director.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. There is currently no public trading market for our common stock. We do not have any common stock subject to outstanding options or warrants. We have decided to register 789,920 shares under the Securities Act for sale by the selling shareholders.

As of the date of this prospectus, our affiliates hold 5,000,000 shares. Pursuant to Rule 144, since the affiliates have held their restricted shares since June 30, 2006, they are subject to the restrictions from the sale of their shares. Following the first anniversary of their purchase of their shares (June 30, 2007) each affiliate may sell, together with all sales of restricted and other securities of the same class for the account of the same person within the preceding three months, up to a maximum of one percent of the issued and outstanding shares of our company. If the affiliates are acting in concert, then all restricted securities that they sell will be combined to determine how many shares they are selling.

All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as they remain as affiliates of our company. Three months after they cease being affiliates of our company, sales may be made after the two year period from the issue date without limitations under Rule 144.

We are registering 789,920 shares of our common stock under the Securities Act of 1933 for sale by the selling stock holders named in this prospectus.

Avi Friedman, our President and a director, owns 2,500,000 shares and Ray Primack, our Secretary and a director, owns 2,500,000 shares. As of January 26, 2007 there are forty-eight holders (48) of record of our common stock and zero
(o) holders of any other class of our stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation and bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

                             EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from July 6th 2005 (date of inception) to December 31, 2006.

                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation               Long Term Compensation(1)
                             -----------------------------    -----------------------------------
                                                                       Awards             Payouts
                                                              -------------------------   -------
                                                              Securities     Restricted
                                                              Underlying      Shares or
  Name and                                                     Options/      Restricted
 Principal                                                       SARs          Share        LTIP
 Position         Year(6)    Salary     Bonus     Other(1)     Granted         Units      Payouts    All Other
 --------         -------    ------     -----     --------     -------         -----      -------    ---------
Avi Friedman       2006       Nil        Nil        Nil          Nil            Nil         Nil         Nil
President and      2005       Nil        Nil        Nil          Nil            Nil         Nil         Nil
director(2)

Ray Primack        2006       Nil        Nil        Nil          Nil            Nil         Nil         Nil
Secretary and      2005       Nil        Nil        Nil          Nil            Nil         Nil         Nil
director(3)

Yossef Av-Gay      2005       Nil        Nil        Nil          Nil            Nil         Nil         Nil
former President
and director(4)

Shlomo Wachtel     2005       Nil        Nil        Nil          Nil            Nil         Nil         Nil
former Secretary
and director(5)

----------
(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Avi Friedman became our President and a director of our company, on June 30, 2006.

(3) Ray Primack became our Secretary and a director of our company, on June 30, 2006.

(4) Yosef Avi-Gay resigned as our President and a director of our company on June 30, 3006.

(5) Shlomo Wachtel resigned as our Secretary and a director of our company on June 30, 2006.

(6)  We were incorporated on July 6, 2005.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Since July 6th 2005 (date of inception) to December 31, 2006 we have not granted any stock options or stock appreciation rights to any of our directors or executive officers.

COMPENSATION OF DIRECTORS

Our directors have received no compensation to date and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

PENSION, RETIREMENT OR SIMILAR BENEFIT PLANS

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

                             REPORTS TO SHAREHOLDERS

We are not required to deliver an annual report to our shareholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

                       WHERE YOU CAN FIND MORE INFORMATION

We are currently not required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board following the effectiveness of this registration statement of which this prospectus forms a part. If that happens, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the internet at the SEC's website at http://www.sec.gov.

You may read and copy any materials that we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

NO FINDER, DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following audited consolidated financial statements pertaining to VB Trade Inc. are filed as part of this registration statement:

-    Report of Independent Chartered Accountants dated January 12, 2007

-    Balance Sheets as at December 31, 2006 and December 31, 2005

- Statement of Operations from July 6, 2005 (date of inception) to December 31, 2006 and for the years ended December 31, 2005 and December 31, 2006

- Statement of Stockholders Equity from July 6, 2005 (date of inception) to December 31, 2006

- Statements of Cash Flows for July 6 2005 (date of inception) to December 31, 2006 and for the years ended December 31. 2005 and December 31, 2006

-    Notes to the Financial Statements

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
    PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
VB Trade Inc.
Moshav Beni Zion, Israel, 60910

We have audited the accompanying balance sheet of VB Trade Inc. as of December 31, 2005 and 2006, and the related statements of operations, stockholders' equity and cash flows from inception July 6th 2005, through December 31, 2005 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VB Trade Inc. as of December 31, 2005 and 2006 and the results of its operations and its cash flows from inception July 6 2005, through December 31, 2005 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has net losses for the period from inception to December 31, 2006 of $25,478. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
January 12, 2007

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501

                                  VB TRADE INC
                          (A Development Stage Company)

                                  BALANCE SHEET
--------------------------------------------------------------------------------

                                                               December 31,       December 31,
                                                                  2006               2005
                                                                --------           --------
                                 ASSETS
Current Assets
  Cash                                                          $ 67,093           $     --
  Interest Earned                                               $   (899)
                                                                --------           --------
      Total Assets                                              $ 66,194           $     --
                                                                ========           ========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Accounts Payable                                              $  7,680           $    750
                                                                --------           --------

      Total Liabilities                                            7,680                750
                                                                --------           --------
Stockholders' Equity (Note 4)
  Common Stock, authorized
   100,000,000 shares, par value $0.0001
  Issued and outstanding on December 31, 2005
   and 2006 is 1 and 5,789,921 shares respectively                   579                  1
  Paid in Capital                                                 83,413                 --

  Deficit Accumulated During the
  Development Stage                                              (25,478)              (750)
                                                                --------           --------
      Total Stockholders' Equity                                  58,515               (749)
                                                                --------           --------

Total Liabilities and Stockholders' Equity                      $ 66,195           $      1
                                                                ========           ========

   The accompanying notes are an integral part of these financial statements.

                                  VB TRADE INC
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


                                           Year Ended              July 6, 2005
                                 -----------------------------    (Inception) to
                                 December 31,     December 31,      December 31,
                                    2006             2005              2006
                                 ----------       ----------        ----------

Revenue                          $       --       $       --        $       --

Expenses
  General and Administrative          4,128              750             4,878
  Professional Fees                  20,600               --            20,600
                                 ----------       ----------        ----------

      Total Expenses                 24,728              750            25,478
                                 ----------       ----------        ----------

Net (Loss)                       $   24,728)      $     (750)       $  (25,478)
                                 ==========       ==========        ==========

Basic and Diluted
     (Loss) per Share                     a                a                 a
                                 ----------       ----------        ----------
     Weighted Average
        Number of Shares          2,662,019                1
                                 ----------       ----------        ----------

----------
a = Less than ($0.01) per share


   The accompanying notes are an integral part of these financial statements.

                                  VB TRADE INC
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------

                                                      Common Stock
                                        Price      ------------------     Paid in    Subscriptions   Accumulated     Total
                                      Per Share    Shares      Amount     Capital     Receivable      Deficit        Equity
                                      ---------    ------      ------     -------     ----------      -------        ------
INCEPTION JULY 6, 2005                                   --    $   --     $    --      $    --       $     --      $      --

Common Shares issued to
 founder for services July 7, 2005     $ 1.000            1         1          --                                          1

Net (Loss)                                                                                                (750)         (750)
                                                 ----------    -------     --------     -------      ---------     ---------

BALANCE, DECEMBER 31, 2005                                1          1           --          --           (750)         (749)

Common Shares issued to
 founders for cash June 30,2006        $ 0.001    5,000,000       500       4,500                                      5,000

Private placement closed
 October 30, 2006                      $ 0.100      789,920        79      78,913                                     78,992


Net (Loss)                                                                                             (24,728)      (24,728)
                                                 ----------    -------    --------     -------       ---------     ---------

BALANCE, DECEMBER 31, 2006                        5,789,921    $   580    $ 83,413     $    --       $ (25,478)    $  58,515
                                                 ==========    =======    ========     =======       =========     =========


   The accompanying notes are an integral part of these financial statements.

                                  VB TRADE INC
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------


                                                  Year               Year            July 6, 2005
                                                  Ended              Ended          (Inception) to
                                                December 31,       December 31,       December 31,
                                                   2006               2005               2006
                                                 --------           --------           --------
Operating Activities
  Net (Loss)                                     $(24,728)          $   (750)          $(25,478)
  Increase in Accounts Payable                      7,680                750              8,430
  Decrease in Accounts Payable                       (750)                                 (750)
  Interest Earned                                     899                                   899
                                                 --------           --------           --------
Net Cash (Used) by Operating Activities           (16,899)                --            (16,899)
                                                 --------           --------           --------

Financing Activities
  Proceeds from contributed Capital                                       --                 --
  Proceeds from sale of Common Stock               83,992                  1             83,993
                                                 --------           --------           --------
Cash Provided by Financing Activities              83,992                  1             83,993
                                                 --------           --------           --------

Net Increase in Cash                               67,093                  1             67,094

Cash, Beginning of Period                              --                 --                 --
                                                 --------           --------           --------
Cash, End of Period                                67,093                  1             67,094
                                                 ========           ========           ========

Supplemental Information:
  Interest Paid                                  $     --           $     --           $     --
  Income Taxes Paid                              $     --           $     --           $     --


   The accompanying notes are an integral part of these financial statements.

                                 VB TRADE, INC.
                          (A Development Stage Company)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                          (DECEMBER 31, 2006 AND 2005)


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

VB Trade, Inc, (A Development Stage Company) was incorporated on July 6, 2005 under the laws of the State of Nevada. On June 30, 2006 VB Biotech Laboratories, Inc, changed its name to VB Trade (The Company). It has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company's only significant asset at December 31, 2006 is cash. The relevant accounting policies and procedures are listed below. The company has adopted a December 31 year end.

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

(i)  Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America, consistently applied.

CASH AND CASH EQUIVALENTS

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

EARNINGS (LOSS) PER SHARE

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(ii) Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

(iii) Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On July 7, 2005 the Company issued 1 share of its common stock to its Director, Dr. Yossi Av-Gay, for services. See Note 5.

On June 30, 2006, the company issued 5,000,000 shares of its common stock to its two Directors for cash of $5,000. See Note 5.

During the year ended December 31, 2006, the Company accepted subscriptions for 789,920 common shares from 45 investors under a private placement. The private placement was not subject to any minimum investment and was priced at $0.1 per share. The Company accepted the subscriptions on various dates throughout the year of 2006.

As of December 31, 2006 the Company had 5,789,921 shares of common stock issued and outstanding.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provide office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On July 7, 2005 the Company issued 1 share of its common stock to its Director, Dr. Yossi Av-Gay, for services. See Note 4.

Dr. Yossef Av-Gay, a Director, loaned the company $750. The loan didn't bear any interest and was fully paid on August 2006.

On June 30, 2006, the Company issued 5,000,000 shares of its common stock to its Directors for cash of $5,000. See Note 4.

Mr. Ray Primack, a Director, loaned the Company $7,680. The loan bears no interest and is payable on demand, not earlier than 24 months as witnessed by the promissory note dated August 15th 2006.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to December 31, 2006 of $25,478. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7. NET OPERATING LOSSES

As of December 31, 2006, the Company has a net operating loss carry forward of approximately $25,478, which will expire 20 years from the date the loss was incurred.

NOTE 8. OPERATING LEASES AND OTHER COMMITMENTS:

The  Company   currently  has  no  operating  lease  commitments  or  any  other commitments.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

     - a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, executive officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, executive officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

     - Indemnification may not be made for any claim, issue or matter as to which such a person has been judged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

     - to the extent that a director, executive officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defence.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, executive officer, employee or agent is proper in the circumstances. The determination must be made:

     -    by our shareholders;

     - by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     - if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

     - if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

     -    by court order.

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or executive officers of our company for any duties or obligations arising out of any acts or conduct of the executive officer or director performed for or on behalf of our company. This includes the power to defend such persons from all suits or claims as allowable under the provisions of the General Corporate Law of Nevada. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability as the expenses are incurred and before the final disposition of the proceeding in question or repay the amount if a court finds that the director or executive officer is not entitled to indemnification by the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, executive officer or controlling person of our company in successful defence of any action, suit, or proceeding) is asserted by a director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholder. All of the amounts shown are estimates.

     SEC registration fees                    $  8.50 (1)
     Printing and engraving expenses          $ 1,000 (1)
     Accounting fees and expenses             $10,000 (1)
     Legal fees and expenses                  $25,000 (1)
     Miscellaneous                            $ 4,000 (1)
                                              ----------
     Total                                    $40,008.50 (1)
                                              ==========
----------
(1) We have estimated these amounts.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us since our inception on July 6, 2005 without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements:

On July 6, 2005, we issued one share to one (1) executive officers of our company, at an offering price of $1000 per share for services rendered to the company in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. The Executive Officer is not a U.S. person as that term is defined in Regulation S. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. This share has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On June 30, 2006 we issued 5,000,000 shares of our common stock to two (2) executive officers of our company, at an offering price of $0.001 per share for gross offering proceeds of $5,000 in an offshore transaction pursuant to an exemption from registration under Rule 903 of Regulation S of the Securities Act of 1933. The Executive Officer are not U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by VB Trade Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. The shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On October 30, 2006 we issued 789,920 shares of our common stock to forty-five
(45) subscribers at an offering price of $0.10 per share for gross offering proceeds of $78,950 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. No directed selling efforts were made in the United States by VB Trade Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

For more information on the purchasers in the private placement transactions of October 30, 2006 please see the section entitled "Selling Shareholders" on page 9 of the prospectus included in this registration statement.

ITEM 27. EXHIBITS

The following Exhibits are filed with this prospectus:

      Exhibit
      Number                       Description
      ------                       -----------
       (3)    (I) ARTICLES OF INCORPORATION AND (II) BYLAWS

       3.1*   Articles

       3.2*   Bylaws

       4.0    INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING
              INDENTURES

       4.1*   Form of share certificate

       5.0    OPINION ON LEGALITY

       5.1* Opinion of Clark Wilson LLP regarding the legality of the securities being registered

       10     MATERIAL CONTRACTS

       10.1*  Form of subscription agreement

       10.2*  Lease agreement between VB Trade and Avi Friedman

       23     CONSENTS

       23.1*  Consent of Moore & Associates Chartered

       23.2*  Consent of Clark Wilson LLP (Included in Exhibit 5.1)

----------
*  Filed herewith.

ITEM 28. UNDERTAKINGS

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss. 230.424 of this chapter);

       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

       (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, executive officer, or controlling person of the small business issuer in the successful defence of any action, suit, or proceeding) is asserted by such director, executive officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, at Moshav Beni Zion, Israel.

VB TRADE INC.


By: /s/ Avi Friedman
   ---------------------------------------
   Avi Friedman, President and Director
   (Principal Executive Officer, Principal Financial Officer
   and Principal Accounting Officer)
   Dated: March 1, 2007

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Avi Friedman as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                                   SIGNATURES


By: /s/ Avi Friedman
   ---------------------------------------
   Avi Friedman, President and Director
   (Principal Executive Officer, Principal Financial Officer
   and director)
   Dated: March 1, 2007


By: /s/ Ray Primack
   ---------------------------------------
   Ray Primack, Secretary and director
   Dated: March 1, 2007